UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2022

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York		10154
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sale of Equity Securities.

As of August 1, 2022, Blackstone Private Credit Fund (the “Fund”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on August 24, 2022) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of August 1, 2022 (number of shares finalized on August 24, 2022)	7,904,365	$197,767,215

Item 7.01.	Regulation FD Disclosure.

August 2022 Distributions

On August 24, 2022, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing Fee	Net Distributions
Class I Common Shares	$0.1740	$0.0000	$0.1740
Class S Common Shares	$0.1740	$0.0177	$0.1563
Class D Common Shares	$0.1740	$0.0052	$0.1688

The distributions for each class of Shares are payable to shareholders of record as of the open of business on August 31, 2022 and will be paid on or about September 28, 2022.

These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Recent Blackstone Credit Transaction Highlights1

Fidelis

In July 2022, Blackstone Credit led and structured a debt financing alongside an equity investment to support the creation of a new Managing General Underwriter (“Fidelis MGU”) which, subject to regulatory approval, will be separated from the existing balance sheet insurance companies of Fidelis. Fidelis MGU’s principal equity investors will be Capital Z Partners, The Travelers Companies, Inc., Blackstone Credit, Further Global Capital Management and Alfa Insurance. Fidelis is a provider of specialty, reinsurance, and bespoke insurance products.

Item 8.01.	Other Events.

Net Asset Value

The net asset value (“NAV”) per share of each class of the Fund as of July 31, 2022, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of July 31, 2022
Class I Common Shares	$25.02
Class S Common Shares	$25.02
Class D Common Shares	$25.02

As of July 31, 2022, the Fund’s aggregate NAV was $22.1 billion, the fair value of its investment portfolio was $47.7 billion, and it had $27.2 billion of debt outstanding (at principal). The average debt-to-equity leverage ratio during July 2022 was approximately 1.17 times. As of July 31, 2022, the Fund had $33.2 billion in committed debt capacity, with 90% in secured floating rate leverage and 10% in unsecured fixed rate leverage based on drawn amounts.2 The Fund’s leverage sources are in the form of a corporate revolver (7%), asset-based credit facilities (52%), unsecured bonds (28%), secured short term indebtedness (2%) and collateralized loan obligation (CLO) notes (11%) based on drawn amounts.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $36.5 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	181,468,842	$4.7 billion
Class S Common Shares	255,020,615	$6.6 billion
Class D Common Shares	41,165,628	$1.1 billion
Private Offering:
Class I Common Shares	421,743,474	$10.9 billion
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering *	899,398,559	$23.3 billion

*	Amounts may not sum due to rounding.

[1]

The information provided, including dollar amounts, represents the aggregated investment of all participating Blackstone Credit vehicles, including the Fund. The final dollar amount of the Fund’s portion of the investment will be determined and disclosed in the Fund’s future periodic reports.

[2]	Certain Notes are treated as floating rate due to interest rate swaps the Fund has entered into to swap fixed notes payments for floating rate payments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: August 24, 2022	By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Chief Legal Officer and Secretary